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                                                                   Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Compaq Computer Corporation pertaining to Tandem Computers Incorporated 401(k) Investment Plan of our report dated May 8, 1997, with respect to the financial statements and schedules of Tandem Computers Incorporated 401(k) Investment Plan included in the Annual Report (Form 11-K) for the year ended December 31, 1996.


/s/ Ernst & Young LLP
Ernst & Young LLP

San Jose, California
December 24, 1997